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                                                                   Exhibit 10.18
                                                                   -------------
           MedSource
              Technologies

           Mr. William Ellerkamp
           68 Wintergreen Lane
           Groton, MA 01450

           Dear Bill,

           It gives me great pleasure to present this Offer of Employment. We are impressed with your business skills and your desire to be part of building a significant and successful new entity serving the medical device industry. The primary terms of your employment with MedSource Technologies are specified below:

           Title:                   VP Strategic Initiatives, reporting to CEO

           Commencement:            Your employment will commence on the most
                                    immediate, mutually agreeable date with the expectation that you will begin full time on July 1.

           Responsibilities:        As outlined in Exhibit A.

           Office Location:         Initially, you will work out of your home in
                                    Massachusetts, with the expectation you will regularly travel to Minneapolis. Subsequent to the responsibility transition outlined in Exhibit A, and taking into account your children's schoolyear, your principle place of business will be located in Minneapolis, Minnesota.

           Salary: $178,750 annually to be paid as dictated by the MedSource payroll schedule.

           Bonus: Bonuses are paid at the discretion of the Board of Directors of MedSource Technologies and are based on the Company achieving annual target performance thresholds. Your annual bonus opportunity will be 50% of your base salary ($89,375) at target performance. The bonus is uncapped. No bonus will be due to you if you are not employed by MedSource for any reason at year-end.

          Common Stock:             Subsequent to the  responsibility transition
                                    outlined in Exhibit A, and within twelve months thereafter, you will be expected to purchase an aggregate of $100,000 of MedSource stock.The purchase can be completed in conjunction with any institutional or public financing round, or through early exercise of options (with company repurchase right on unvested shares)
                                    . It is expected that (a) 50% of the after-tax proceeds of any bonus paid by MedSource and/or (b) after-tax proceeds from the sale of your TFX securities, will be

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                                    applied to the purchase of MedSource stock
                                    to the extent $100,000 of MedSource
                                    securities has not been acquired.

         Stock Options:             You will be eligible to participate in the
                                    MedSource non-qualified Stock Option Plan.
                                    You shall receive options, at signing, to purchase 52,500 shares of the Company's
                                    Common Stock at an exercise price of $16.25 per share with four year vesting. There will be an opportunity to earn additional options to purchase 27,500 shares as mutually agreed upon performance milestones are achieved within the next 12 months.

         Vacation:                  You will be granted three weeks (15 working
                                    days) of vacation per year or as specified by Company policy. You will be entitled to take paid holidays as determined each year by the Board of Directors.

           Benefits:                Subject to the terms and conditions of
                                    eligibility, you will be entitled to the benefits package provided to all full-time senior executive employees of MedSource, which will include a 401k plan, medical, life, and disability insurance coverage.

           Confidentiality:         You will be required to enter into a
                                    non-compete and Confidentiality Agreement.
                                    The non-compete will provide six (6) months severance pay in the event you are terminated without cause during the term of the agreement. The non-compete will also provide the Company with the ability to extend the non-compete period based on cash and/or stock consideration.

           Expenses:                You will be entitled to  reimbursement  for
                                    business related out-of-pocket expenses which include: mileage, meals and other appropriate business related expenses.

                                    Relocation expenses will be reimbursed per company policy or as otherwise approved by the VP-Human Resources and Business Integration.

           Bill, the aforementioned outlines the primary terms and conditions of your employment as we discussed recently. Your employment is "at-will".

           On behalf of those of all of us who have had the pleasure of meeting with you, welcome to the team. We are excited at the prospect of your joining our management team and helping us to build a world leading company in the medical device contract manufacturing market.

           Sincerely,

           /s/

           Rich Effress

           Chairman and CEO

           MedSource Technologies